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                                                                  Exhibit 2(iii)

                            CERTIFICATE OF AMENDMENT
                                       TO
                                RESTATED BY-LAWS
                                       OF
                               BRINSON INDEX TRUST

         The undersigned, being Vice President and Secretary of Brinson Index Trust ("Trust"), hereby certifies that the Trustees of the Trust duly adopted the following resolution, which amended the Restated By-Laws of the Trust dated May 13, 1999 in the manner provided in such Restated By-Laws of the Trust, at a meeting held on February 13, 2002:

                  RESOLVED, that the Restated By-Laws dated May 13, 1999 be, and they hereby are, amended to change the name of the Trust from "Brinson Index Trust" to "UBS Index Trust" in the following manner:

                  The first paragraph of the Restated By-Laws is hereby amended to read as follows:

                  "These By-laws of UBS Index Trust (the "Trust"), a Delaware business trust, are subject to the Trust Instrument of the Trust dated as of May 27, 1997, as amended and restated as of May 13, 1999, and as from time to time further amended, supplemented or restated (the "Trust Instrument"). Capitalized terms used herein have the same meanings as in the Trust Instrument.

Dated: February 15, 2002

                                       By: /s/ Amy R. Doberman
                                          --------------------
                                       Name:   Amy R. Doberman
                                       Title:  Vice President and Secretary

New York, New York (ss)

On this 15th day of February, 2002, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.

                                       /s/ Evelyn De Simone
                                       --------------------
                                       Notary Public